UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2012

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio		43615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 21, 2012, Health Care REIT, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sunrise Senior Living, Inc. (“Sunrise”), pursuant to which the parties agreed that, upon satisfaction of the terms and subject to the conditions set forth in the Merger Agreement, the Company would acquire Sunrise in an all-cash merger in which Sunrise stockholders would receive $14.50 in cash for each share of Sunrise common stock.

The transaction will occur through two mergers. First, Sunrise will engage in a holding company merger (the “Holding Company Merger”) involving Brewer Holdco, Inc., a newly formed wholly owned subsidiary of Sunrise (“Holdco”), and Brewer Holdco Sub, Inc., a newly formed wholly owned subsidiary of Holdco (“Holdco Sub”). In the Holding Company Merger, Holdco Sub will merge with and into Sunrise, with Sunrise surviving as a wholly owned subsidiary of Holdco. Each issued and outstanding share of Sunrise common stock will convert into one share of Holdco common stock in the Holding Company Merger.

Second, promptly after the Holding Company Merger, Red Fox, Inc., a newly formed wholly owned subsidiary of the Company (“Merger Sub”), will merge with and into Holdco, with Holdco surviving as a wholly owned subsidiary of the Company (the “Acquisition Merger” and together with the Holding Company Merger, the “Mergers”). In the Acquisition Merger, each share of Holdco common stock will convert into the right to receive $14.50 in cash, subject to possible increase in the circumstances described below (the “Merger Consideration”).

The closing of the Mergers (the “Closing”) is conditioned on (1) adoption of the Merger Agreement by holders of a majority of the outstanding shares of Sunrise common stock; (2) expiration or termination of applicable waiting periods for the Mergers under the Hart-Scott-Rodino Act; (3) completion of certain reorganization transactions in all material respects so that Sunrise’s real estate assets and management business are held in separate Sunrise subsidiaries; (4) material compliance with covenants; (5) accuracy of each party’s representations, subject to materiality thresholds; and (6) absence of injunctions or orders that prohibit or restrain the consummation of the Mergers (together, the “Closing Conditions”). The reorganization transactions are being effected because the Company may request Sunrise to sell its management business to a third party (the “Management Business Sale”) contemporaneously with the Closing.

The Closing will occur on the later of (1) the 3-month anniversary of the date of the Merger Agreement (the “Target Closing Date”) and (2) the second business day following the satisfaction or waiver of each of the conditions to Closing. Prior to completion of the Mergers, the Company has a right to extend the Target Closing Date on one or more occasions (“Extension Right”) to a date that is no later than the first anniversary of the date of the Merger Agreement for purposes of completing the Management Business Sale or to receive certain state regulatory approvals, although the Management Business Sale and receipt of such regulatory approvals are not Closing Conditions; provided that, if the Company exercises its Extension Right, the Closing Conditions are satisfied or waived and the Closing shall not have occurred on or prior to the 6-month anniversary of the date of the Merger Agreement, then the Merger Consideration shall be increased by $0.007621 for each day during the period commencing on the 6-month anniversary of the date of the Merger Agreement and ending on the Closing. The Closing is anticipated to occur in the first half of 2013.

If the Management Business Sale is completed, the Company may request Sunrise and Holdco to declare a cash dividend (the “Distribution”) to Sunrise stockholders of record as of immediately prior to the closing of the Mergers up to an aggregate amount equal to the after-tax proceeds to Sunrise or Holdco from the Management Business Sale. In such circumstances, the Merger Consideration will be decreased by an amount equal to the per share Distribution.

As a result of the Mergers, each stock option outstanding under Sunrise’s equity plans will vest and be converted into the right to receive, upon completion of the Mergers, cash in an amount equal to the excess of the Merger Consideration (if applicable, taking into account the per share Distribution) over the exercise price for such stock option. In addition, each restricted stock unit and performance unit outstanding under Sunrise’s equity plans immediately will vest and be converted into the right to receive, upon completion of the Mergers, cash in an amount equal to the Merger Consideration (if applicable, taking into account the per share Distribution).

The Company and Sunrise have made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement contains covenants that require Sunrise to call and hold a stockholder meeting and, subject to certain exceptions, require the Board of Directors of Sunrise to recommend to its stockholders the adoption of the Merger Agreement. Sunrise is also prohibited from soliciting alternative acquisition proposals and from providing certain information to, or engaging in discussions with, third parties, subject to certain exceptions.

The Merger Agreement also provides for certain termination rights for both the Company and Sunrise. Upon termination of the Merger Agreement under specified circumstances, Sunrise may be required to pay the Company a termination fee of $40 million.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and are not intended to provide any other factual information about the Company, Sunrise or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, Sunrise or any of their respective subsidiaries, affiliates or businesses.

Item 7.01    Regulation FD Disclosure.

On August 22, 2011, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Also furnished herewith as Exhibit 99.2 and incorporated into this Item 7.01 by reference is a presentation by the Company regarding the transactions contemplated by the Merger Agreement.

The information contained in, or incorporated into, Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Additional Information and Where to Find It

Sunrise intends to file a proxy statement with the United States Securities and Exchange Commission (“SEC”) in connection with the Mergers. Stockholders of Sunrise are urged to read the proxy statement when it becomes available, because it will contain important information. Stockholders of Sunrise will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Sunrise and the Mergers, when available, without charge, at the SEC’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about Sunrise and the Mergers can be obtained, when available and without charge, by directing a request to Sunrise Senior Living, Inc., Attention: Investor Relations, 7900 Westpark Drive, McLean, Virginia 22102, by phone at (703) 273-7500, or on Sunrise’s website at www.sunriseseniorliving.com.

The Company, Sunrise and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Sunrise’s stockholders in respect of the Mergers. You can find information about the Company’s directors and executive officers in the Company’s definitive annual proxy statement filed with the SEC on March 29, 2012. You can obtain free copies of the Company’s annual proxy statement by contacting the Company’s investor relations department. You can find information about Sunrise’s directors and executive officers in Sunrise’s definitive annual proxy statement filed with the SEC on March 23, 2012. You can obtain free copies of Sunrise’s annual proxy statement, and Sunrise’s proxy statement in connection with the Mergers (when it becomes available), by contacting Sunrise’s investor relations department. Additional information regarding the interests of Sunrise’s directors and executive officers will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 21, 2012, by and among Sunrise Senior Living, Inc., Brewer Holdco, Inc., Brewer Holdco Sub, Inc., Health Care REIT, Inc. and Red Fox, Inc. (the exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press release issued on August 22, 2012.

99.2	Company presentation dated August 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN
George L. Chapman
Its: Chairman of the Board, Chief Executive Officer and President

Dated: August 22, 2012

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of August 21, 2012, by and among Sunrise Senior Living, Inc., Brewer Holdco, Inc., Brewer Holdco Sub, Inc., Health Care REIT, Inc. and Red Fox, Inc. (the exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press release issued on August 22, 2012.

99.2	Company presentation dated August 2012.